UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 8, 2010

China New Media Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-53027	33-0944402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dalian Vastitude Media Group
8th Floor, Golden Name Commercial Tower
68 Renmin Road, Zhongshan District, Dalian, P.R. China
(Address of Principal Executive Offices)

116001
(Zip Code)

86-0411-82728168
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Only July 8, 2010, China New Media Corp. (the “Company”), through one of its consolidated affiliates,  Shanghai Vastitude Advertising & Media Co., Ltd,  (“Vastitude”), entered into a purchase agreement with Shanghai Haosheng Advertising Co., Ltd. (“Haosheng”), pursuant to which, Vastitude purchased from Haosheng five outdoor billboards and all relevant rights of their advertisement operation for 16 million RMB (approximately $ 2,363,368).

Pursuant to the purchase agreement, Haosheng agreed to transfer all outdoor advertising contracts it has previously signed with respect to the billboards to Vastitude. Haosheng also agreed to assist Vastitude in obtaining all governmental approvals required for the operation of the billboards in Shanghai. Haosheng has delivered the billboards to Vastitude on July 1, 2010 in anticipation of the execution of the purchase agreement.

The foregoing descriptions of the agreement is qualified in their entirety by reference to the agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

On July 14, 2010, the Company issued a press release regarding the purchase agreement.  The release has been attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	A copy of the English translation of the Contract for Transfer of Outdoor Billboards.

99.1	Press Release dated July 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China New Media Corp.

Date: July 14, 2010	By:	/s/ Guojun Wang
	Name:	Guojun Wang
	Title:	Chief Executive Officer